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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15 (D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)         March 10, 2000
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                             LaRoche Industries Inc.
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               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


          Delaware                      33-79532                   13-3341472
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  (STATE OF INCORPORATION)            (COMMISSION               (IRS EMPLOYER
                                      FILE NUMBER)          IDENTIFICATION NO.)


1100 Johnson Ferry Road, Atlanta, Georgia                                30342
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                           (ZIP CODE)


Registrant's telephone number, including area code            (404) 851-0300
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         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


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Item 5.  Other Matters.

     On March 10, 2000, LaRoche Industries Inc., a Delaware corporation (the "Company"), announced that it will not make the scheduled $8.3 million cash interest payment due March 15, 2000 on its 9 1/2% Senior Subordinated Notes due 2007 (the "Notes"). The Company has initiated discussions with certain holders of the Notes and their outside legal and financial advisors concerning a capital restructuring designed to de-leverage the Company. A related press release is attached as Exhibit 99.3 and is incorporated herein by reference.

        The Company also announced that it would enter into an Amendment and Forbearance Agreement ("Amendment No. 7") with its senior secured lenders on March 10, 2000 that will provide the Company with continued access to its existing senior secured credit facility (the "Credit Facility") while restructuring negotiations are underway. Amendment No.7 was necessary as a result of scheduled reductions on March 10 in amounts available for borrowing under the Company's revolving credit facility (the "Revolving Credit Facility"), the Company's noncompliance with certain financial covenants, and the announcement that the Company would not make its scheduled interest payment on the Notes as described in the preceding paragraph. Under Amendment No.7, the senior secured lenders have agreed to forebear from default remedies available to them as a result of the Company's noncompliance with the Credit Facility for a defined period of time (the "Forbearance Period"). The Forbearance Period will end on June 9, 2000, unless terminated sooner under the terms of Amendment No.
7. As long as the conditions of the forbearance are met, the Company will be able to borrow up to $90 million under its Revolving Credit Facility subject to a borrowing base calculation as defined in the Credit Facility. As of March 9, 2000, the Company has approximately $85.0 million in outstanding borrowings and letters of credit under the Revolving Credit Facility.

Item 7. Financial Statements and Exhibits.

         (c) Exhibits

Exhibit 10.48      Amendment No. 7 to Credit Agreement and Forbearance Agreement

Exhibit 99.3       Press Release, issued March 10, 2000.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      LAROCHE INDUSTRIES INC.
                                      (Registrant)

                                      By:  /s/ Gerald B. Curran
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                                      Vice President and Chief Financial Officer

Date: March 10, 2000